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                                                                    EXHIBIT 23.2

                    [WHELAN, DOERR & COMPANY, PSC LETTERHEAD]

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Kentucky National Bancorp, Inc.
Elizabethtown, KY

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 and in the related Prospectus, of our report dated February 5, 1999, relating to the financial statements of Kentucky National Bank, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.



                                          /s/ Whelan, Doerr & Company, PSC
                                          -------------------------------------
                                              Elizabethtown, Kentucky
                                              March 24, 2000